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                                                                     Exhibit 5.1


       [Letterhead of McMahon, Surovik, Suttle, Buhrmann, Hicks & Gill]


                               October 21, 1997


First Financial Bankshares, Inc.
400 Pine Street
Abilene, Texas 79601

         Re: Offer to Exchange all outstanding Shares of Common Stock of Southlake Bancshares, Inc. for Shares of Common Stock of First Financial Bankshares, Inc. (the "Exchange Offer")

Gentlemen:

     We have acted as counsel to First Financial Bankshares, Inc. (the "Company") in connection with certain matters concerning a Registration Statement on Form S-4 (the "Registration Statement") relating to an aggregate of 216,454 shares (the "Shares") of the Company's Common Stock, par value $10.00 per share, to be issued by the Company in connection with the Exchange Offer. Capitalized terms used herein that are not otherwise defined have the meaning ascribed to them in the Prospectus which constitutes a part of the Registration Statement.

     For the purposes of rendering the opinion expressed herein, we have examined originals or copies of such corporate documents and records of the Company, and regulatory approvals received by the Company as we have deemed necessary, relevant and appropriate. In addition, as a basis for the opinion herein expressed, we have relied upon certificates of, and conversations with, officers and directors of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy of all factual recitations contained in certificates or similar documents examined by us.

     Based upon the foregoing examination and review, the representations provided on behalf of the Company, and the law as it currently exists, we are of the opinion that the Shares have been duly and validly authorized, and will, upon issuance and delivery against payment therefor in the manner contemplated by the Exchange Offer and Merger, be validly issued, and upon such issuance, the Shares shall be considered fully paid and nonassessable.
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October 21, 1997
Page 2


     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm in the Prospectus constituting a part thereof under the caption "Legal Matters."

                                Very truly yours,

                                McMAHON, SUROVIK, SUTTLE, BUHRMANN, HICKS &
                                GILL, P.C.


                                By: /s/ Paul L. Cannon
                                    --------------------------------
                                    PAUL L. CANNON
                                    For the Firm

PLC/